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EXHIBIT 24.1

MAGELLAN MIDSTREAM PARTNERS, L.P.

POWER OF ATTORNEY

        Each of the undersigned individuals, in their capacity as a director and/or officer, as hereinafter set forth below their signature, of MAGELLAN GP, LLC, a Delaware limited liability company ("GP"), acting as the general partner of MAGELLAN MIDSTREAM PARTNERS, L.P., a Delaware limited partnership ("MMP"), does hereby constitute and appoint LONNY E. TOWNSEND and SUZANNE H. COSTIN, or any of them, as the undersigned's true and lawful attorneys in fact and agents to do any and all things in the undersigned's name and behalf in the undersigned's capacity as a director and/or officer of GP, and to execute any and all instruments for the undersigned and in the undersigned's name and capacity as a director and/or officer that such person or persons may deem necessary or advisable to enable MMP to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in connection with the Registration Statement on Form S-3 to which this Power of Attorney is filed as an exhibit, including specifically, but not limited to, power and authority to sign for the undersigned in the capacity as a director and/or officer of GP the Registration Statement, and any and all amendments thereto, including post-effective amendments, and the undersigned does hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof; and

        The undersigned GP, acting as the general partner of MMP, does hereby constitute and appoint LONNY E. TOWNSEND and SUZANNE H. COSTIN, or any of them, as GP's true and lawful attorneys in fact and agents to do any and all things in GP's name and behalf in the GP's capacity as the general partner of MMP, and to execute any and all instruments for GP and in GP's name and capacity as the general partner of MMP that such person or persons may deem necessary or advisable and any and all amendments to enable MMP to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in connection with the Registration Statement on Form S-3 to which this Power of Attorney is filed as an exhibit, including specifically, but not limited to, power and authority to sign for the undersigned in its capacity as general partner of MMP the Registration Statement, and any and all amendments thereto, including post-effective amendments, and the undersigned does hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

        Each of said attorneys shall have full power of substitution and resubstitution, and said attorneys or any of them or any substitute appointed by any of them hereunder shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully to all intents and purposes as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys or any of them or of any such substitute pursuant hereto.

        IN WITNESS WHEREOF, the undersigned have executed this instrument, all as of the 15th day of October, 2003.

/s/ DON R. WELLENDORF Don R. Wellendorf Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	/s/ JOHN D. CHANDLER John D. Chandler Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
/s/ PATRICK C. EILERS Patrick C. Eilers Director	/s/ JUSTIN S. HUSCHER Justin S. Huscher Director
/s/ DAVID M. LEUSCHEN David M. Leuschen Director	/s/ PIERRE F. LAPEYRE, JR. Pierre F. Lapeyre, Jr. Director
/s/ MARK G. PAPA Mark G. Papa Director

MAGELLAN GP, LLC, acting as the General Partner of MAGELLAN MIDSTREAM PARTNERS, L.P.
	By:	/s/ DON R. WELLENDORF Don R. Wellendorf Chief Executive Officer and President
ATTEST:
/s/ SUZANNE H. COSTIN Suzanne H. Costin Secretary

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  EXHIBIT 24.1
MAGELLAN MIDSTREAM PARTNERS, L.P. POWER OF ATTORNEY